                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.40



                                AMENDMENT NO. 1


        THIS AMENDMENT NO. 1 is dated as of June 30, 1998 by and among ACME TELEVISION, LLC, a Delaware limited liability company (the "Borrower"); CIBC INC., UNION BANK OF CALIFORNIA, N.A., BANK OF MONTREAL, CHICAGO BRANCH, and NATIONSBANK, N.A. as Lenders under the Credit Agreement referred to below (the "Lenders"); and CANADIAN IMPERIAL BANK OF COMMERCE, as Agent (the "Agent") for CIBC and such other financial institutions as are or as become Lenders under, and as defined in the Credit Agreement referred to below.

                                    RECITALS

        A. The Borrower, the Lenders and the Agent are parties to a First Amended and Restated Credit Agreement dated as of December 2, 1997 (the "Credit Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement, unless otherwise provided.

        B. The Borrower has requested that certain amendments be made to the Credit Agreement.

        C. Subject to certain terms and conditions set forth herein, the Agent and the Lenders are willing to agree to such request.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      AMENDMENTS TO CREDIT AGREEMENT.

        Subject to the satisfaction of each of the conditions set forth in
SECTION 6, the Lenders hereby agree with the Borrower that the Credit Agreement shall be amended as follows:

        A. RECITALS: The first sentence of clause C of the Recitals is deleted in its entirety and substituted with the following to reflect correct facts relating to the Senior Notes:

        "On September 24, 1997, the Borrower and ACME Finance Corporation, a Delaware corporation wholly-owned by the Borrower ("ACME Finance" and, together with the Borrower, the "Issuers"), offered (the "Offering") as their joint and several obligation $175,000,000 in 10.875% Senior Discount Notes due 2004, Series A which are issued pursuant to an Indenture dated as of September 30, 1997 between the Issuers, the Borrower's Subsidiaries (as guarantors) and Wilmington Trust Company, as trustee (the "Indenture"), and were exchanged for $175,000,000 in 10.875% Senior Discount Notes due 2004, Series B pursuant to an Exchange Offer effected by ACME Television, LLC and ACME Finance Corporation on February 11, 1998 (the "Senior Notes")."


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        B. SECTION 6.05(a). ANNUAL FINANCIAL STATEMENTS AND REPORTS. Section
6.05(a) of the Credit Agreement is amended by inserting immediately after the words "Within one hundred twenty (120) days after the end of fiscal year 1997 and within ninety (90) days after the end of each subsequent fiscal year, the consolidated (or, if applicable, combined) balance sheets and statements of income, equity and cash flows of the Borrower and each Holding Company," the following:

        "Operating Company and License Company, together with consolidating balance sheets and income statements for each Holding Company and each Operating Company and License Company owned directly by the Borrower,"

        C. SECTION 6.05(b). QUARTERLY FINANCIAL STATEMENTS AND REPORTS. With respect to each fiscal quarter ending on or after December 31, 1997 for which the Borrower is required to file Form 10-Q reports with the SEC, if the Borrower timely files the same with the SEC (as required by applicable law) and timely provides to the Agent copies thereof as required by Section 6.05(j) of the Credit Agreement, unless the Agent requests otherwise in writing, the Borrower shall not be required to furnish to the Agent the quarterly financial statements required under Section 6.05(b) of the Credit Agreement, provided, however, the Borrower shall nevertheless be required to furnish the quarterly schedule of Capital Expenditures otherwise required thereunder. In addition, the Borrower and each Holding Company (and if a Holding Company does not exist for any Station, each Operating Company and License Company related to such Station) agree to provide to the Agent (with copies for each Lender) within 45 days after the end of each month, consolidated balance sheets and statements of income for the Borrower and each Holding Company, together with supporting schedules, prepared in accordance with GAAP (except for the absence of notes) and certified by an authorized representative of the Borrower, such balance sheets to be as the end of such month and such income statements to be for the month then ended and for the period from the beginning of the then current fiscal year to the end of such month (subject to normal audit and year-end adjustments), with a comparison of month to month actual results to results for the comparable period of the preceding fiscal year and projected results set forth in the Budget for such period for each Station on the air.

        D. SECTION 6.11. PERMITTED RESTRUCTURING; ACQUISITION RESTRUCTURINGS.

        (i) Clause (b) of Section 6.11 of the Credit Agreement is amended to read in its entirety as follows:

               "(b) Within forty-five (45) days following the consummation of the transactions contemplated by the Roberts Member Agreement, cause (i) the FCC Licenses held by Roberts Broadcasting (which shall either be for KUWB-TV if the Roberts Asset Exchange Agreement has been consummated, or for KUPX-TV if the Roberts Asset Exchange has not been consummated) to be transferred from Roberts Broadcasting to ACME Utah, (ii) the assets used in operating such Station to be transferred from Roberts Broadcasting to ACME Television of Utah, LLC, and (iii) the



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               concurrent dissolution of Roberts Broadcasting, and provide to the Agent satisfactory evidence thereof; provided that, in the event the transactions contemplated by the Roberts Asset Exchange Agreement have not occurred before or simultaneously with the consummation of the transactions contemplated by the Roberts Member Agreement, the requirements hereunder shall be suspended pending consummation of the transactions contemplated by the Roberts Asset Exchange Agreement, but in any event suspended for no longer than one hundred twenty (120) days following the consummation of the transactions under the Roberts Member Agreement."

        (ii) Clause (c)(iii) of Section 6.11 of the Credit Agreement is amended by deleting the date "December 15, 1997" therein and substituting in its place the date "January 15, 1998".

        E. ARTICLE VIII. DEFAULTS/NO NEED OF HOLDING COMPANY.

        (i) Clause (m)(iii) of Article VIII of the Credit Agreement is amended by adding at the end thereof the following:

               "of each of the Operating Companies and License Companies for each Station where no Holding Company exists for such Station or"

        (ii) Clause (m)(iv) of Article VIII of the Credit Agreement is amended by revising the parenthetical phrase at the end thereof and adding a proviso thereafter as follows:

               "(in each case except for de minimus membership interests in limited liability companies held by other Companies, excluding ACME Finance, as specified in SCHEDULE 4.19, for purposes of avoiding being treated for tax purposes as a single member limited liability company); provided, however, for all acquisitions closing on or after June 5, 1998, the Borrower shall not be required to form Holding Companies in connection therewith but shall cause Operating Companies which are wholly-owned direct Subsidiaries of Borrower to own all Station assets (other than FCC Licenses) and License Companies which are wholly-owned direct Subsidiaries of the Borrower to hold FCC Licenses relating to such Stations, and, in such cases, the Borrower shall be in default hereunder if it shall cease to own and control, directly or indirectly, all of the issued and outstanding equity interests of each of such License Companies and Operating Companies (in each case except for de minimus membership interests in limited liability companies held by other Companies, excluding ACME Finance, as specified in SCHEDULE 4.19, for purposes of avoiding being treated for tax purposes as a single member limited liability companies);"

        F. ARTICLE XI. DEFINITIONS.



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        (i) The definition of "ACME Subsidiary III" in Article XI of the Credit
Agreement is amended to add "and ACME Television Licenses of Missouri, LLC", ACME Television of Florida, LLC and ACME Television Licenses of Florida, LLC at the end thereof. In addition, the structural chart attached to SCHEDULE 4.19 (Capitalization) of the Credit Agreement is hereby amended and restated to read in its entirety as Exhibit C attached hereto and made a part hereof.

        (ii) The definition of "Adjusted EBITDA" in Article XI of the Credit Agreement is deleted in its entirety and substituted with the following:

               "ADJUSTED EBITDA. For any period, EBITDA for such period; adjusted during any such period during which the Borrower or its Subsidiaries acquired or disposed of any Station or other property (including, for purposes hereof, acquisitions of cash flow accomplished through LMAs permitted under clause (a) of the definition of "Permitted LMA" set forth below) other than in the ordinary course, as permitted under this Agreement, by (a) excluding therefrom the portion thereof attributable to any Station or other property sold or disposed of by any Company other than in the ordinary course of business during such period as if such Station or other property were not owned at any time by the Companies during such period, and (b) including therein the portion thereof attributable to any Station or other property (by Permitted Acquisition or Permitted LMA) acquired by any Company other than in the ordinary course of business during such period as if such Station or property were owned by the Companies at all times during such period, such portion to include pro forma adjustments for any net cost and expense reductions relating to such Station specified in the related Schedule of Cost Reductions provided prior to the consummation of such Acquisition or under SECTION 3.01(l), as applicable, provided that the Required Lenders shall have consented to such adjustments in writing. For purposes of this definition, the portion of EBITDA attributable to any Station or other property for any period shall be determined in a manner consistent in all relevant respects with the method used to determine EBITDA, but on a non-consolidated basis. The determination of EBITDA of any Station shall account for only those items included in the definition of EBITDA that are directly attributable to such Station and the operation thereof and shall not include, for any period prior to the acquisition thereof by any Company thereof, any corporate overhead or similar charges of the prior owner of such Station."

        (iii) The definition of "Cash Interest Expense" in Article IX of the Credit Agreement is deleted in its entirety and substituted with the following:

               "CASH INTEREST EXPENSE. For any period Interest Expense for such period which is payable, or currently paid, in cash, plus to the extent added back to Net Income in the determination of EBITDA, LMA fees payable or currently paid for such period for each Station under an Acquisition Agreement (as originally executed) to be purchased within 12 months after the date such Acquisition Agreement was entered into with respect to such Station."



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        (iv) The definition of "EBITDA" in Article IX of the Credit Agreement is
deleted in its entirety and substituted with the following:

               "EBITDA. For any period, Net Income for such period plus, to the extent deducted in the determination of such Net Income and not restored in accordance with the definition of such term, (a) Interest Expense, (b) depreciation, (c) amortization, (d) taxes in respect of income and profits expensed during such period, (e) the recognition of expenses related to the amortization of program license and rental fees, (f) LMA fees for each Station under contract to be purchased within 12-months after the date the Acquisition Agreement was entered into with respect to such Station (up to an aggregate of $300,000 for all Stations in any consecutive 12-month period) and (g) other non-cash expenses; in each case, for such period and determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP, minus Programming Payments made during such period, but excluding therefrom any payments made in respect of restructured programming liabilities in connection with the KPLR Acquisition, but not in excess of those listed on SCHEDULE 11.01."

        (v) The definition of "License Companies" in Article XI of the Credit Agreement is deleted in its entirety and substituted with the following:

               "LICENSE COMPANIES. Collectively, the wholly-owned Subsidiaries of each of the Holding Companies or of the Borrower (in each case except for de minimus membership interests held by another Person for the sole purpose of avoiding being treated for tax purposes as a single member limited liability company), formed for the sole purpose of holding one or more FCC Licenses."

        (vi) The definition of "Operating Companies" in Article XI of the Credit Agreement is deleted in its entirety and substituted with the following:

               "OPERATING COMPANIES. Collectively, the wholly-owned Subsidiaries of each of the Holding Companies or of the Borrower (in each case, except for de minimus membership interests held by another Person for the sole purpose of avoiding being treated for tax purposes as a single member limited liability company), formed for the sole purpose of owning all assets of and operating a Station."

        (vii) The first introductory paragraph to the definition of "Permitted Acquisition" is amended to read as follows:

               "PERMITTED ACQUISITION. The acquisition by the Borrower, or any Operating Company and License Company (in each case owned directly by the Borrower), whether by way of the purchase of assets or stock, by merger or consolidation or otherwise, of substantially all of the assets of or ownership interests in a television



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               broadcast property (each, an "Acquisition"), which Acquisition shall have either (1) been approved in writing by the Required Lenders in their sole and absolute discretion prior to the execution of the Acquisition Agreement relating thereto or (2) been one of no more than two acquisitions consummated in any consecutive 12-month period pursuant to this clause (2), with (A) the total Purchase Price for either acquisition consummated pursuant to this clause (2) in such 12-month period not exceeding $15,000,000, (B) the Purchase Price of all acquisitions consummated pursuant to this clause (2) in such period not exceeding $20,000,000 in the aggregate, and (C) each Station acquired in such period pursuant to this clause (2) having not greater than ($500,000) in negative EBITDA for the most recent consecutive 12-month period prior to the consummation of such acquisition for which financial statements are available. Without in any way limiting the discretion of the Required Lenders if their consent is required or other criteria set forth above, all Permitted Acquisitions (whether pursuant to clause (1) or (2) above) also will be subject to the fulfillment of the following conditions:"

        (viii) Subparagraph (o) of the definition of "Permitted Investments" is amended to read as follows:

               "(o) Deposits made pursuant to letters of intent (if refundable) or legally binding agreements (if non-refundable) to acquire television broadcast station licenses and related assets (or capital stock of Persons owning such assets), which acquisitions when consummated will constitute "Permitted Acquisitions" hereunder, in an amount not to exceed five percent (5%) of the Purchase Price; provided that the Station to be acquired will be operated and its assets owned by an Operating Company and its FCC license held by a License Company upon consummation of the contemplated Acquisition."

        (ix) The definition of "Permitted Restructurings" is deleted in its entirety and substituted with the following:

               "PERMITTED RESTRUCTURINGS. (a) The formation of new Delaware limited liability companies ("the Delaware Entities") with names and functions identical to those of the respective existing Oregon Subsidiaries and Tennessee Subsidiaries and the merger of each existing Oregon Subsidiary and each existing Tennessee Subsidiary into the new Delaware Entity of the same name, in each case with such Delaware Entity being the surviving company, and
               (b) the merger of any existing Holding Company into the Borrower in each case with the Borrower being the surviving company."

        (x) A new definition of "Purchase Price" in Article XI of the Credit Agreement is added to read as follows:



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               "PURCHASE PRICE. Shall mean with respect to any acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities paid or delivered and to be paid or delivered by any Company in connection with such acquisition, plus (ii) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Companies after giving affect to such acquisition."

        (xi) The definition of "Utah Acquisition" in Article XI of the Credit Agreement is deleted in its entirety and substituted with the following:

        "UTAH ACQUISITION. The acquisition of KUWB Assets pursuant to, and as defined in, the Asset Exchange Agreement by and among Paxson Salt Lake City License, Inc., Paxson Communications of Salt Lake City-30, Inc. and Roberts Broadcasting of Salt Lake City, L.L.C., dated as of April 20, 1998 (as originally executed, the "Roberts Asset Exchange Agreement"), such acquisition to occur in exchange for certain of the assets of Roberts Broadcasting of Salt Lake City, L.L.C. ("Roberts Broadcasting"), which holds a license from the FCC for Station KUPX-TV (formerly KZAR-TV, Channel 16), licensed to Salt Lake City, Utah. Pursuant to the Membership Contribution Agreement dated as of August 22, 1997 by and among Roberts Broadcasting, Michael V. Roberts and Steven C. Roberts and ACME Television Holdings of Utah, LLC (as originally executed, the "Roberts Member Agreement"), ACME Television Licenses of Utah, LLC ("ACME Utah"), as assignee of ACME Television Holdings, L.L.C., has obtained a forty-nine percent (49%) membership interest in Roberts Broadcasting, and exercised its Option, as defined in the Option Agreement referred to in the foregoing Membership Contribution Agreement, providing for the transfer to ACME Utah of the remaining fifty-one percent (51%) in membership interests in Roberts Broadcasting, in the first quarter of 1999."

        G. SCHEDULE 6.05. Exhibit A to Schedule 6.05 (Compliance Certificate) is hereby deleted in its entirety and substituted with Exhibit A to Schedule 6.05 attached hereto as Exhibit A.

        H. SCHEDULE 11.02(a): Schedule 11.02(a) of the Credit Agreement is amended by appending Exhibit B attached hereto ("Acquisition Compliance Checklist") to Schedule 11.02(a).

2.      NO FURTHER AMENDMENTS.

        Except as specifically amended or waived hereby, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

3. REFERENCES IN SECURITY DOCUMENTS; CONFIRMATION OF SECURITY.

        All references to the "Credit Agreement" in all Security Documents, and in any other Loan Documents shall, from and after the date hereof, refer to the Credit Agreement, as amended by this Agreement, and all obligations of the Borrower under the Credit Agreement, as amended, shall be



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secured by and be entitled to the benefits of said Security Documents and such other Loan Documents. All Security Documents heretofore executed by the Borrower and its Subsidiaries shall remain in full force and effect and such Security Documents, as amended hereby, are hereby ratified and affirmed.

4.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

        The Borrower hereby represents and warrants to, and covenants and agrees with, the Lenders that:

        A. The execution and delivery of this Agreement have been duly authorized by all requisite corporate action on the part of the Borrower.

        B. The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Agreement as though made at and as of such date. No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower from that disclosed in the financial statements most recently furnished to the Lenders. No Event of Default, or condition or event which would, with notice or the lapse of time or both, result in an Event of Default, has occurred and is continuing.

        C. Neither the Borrower nor any Affiliate is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity in connection with or as a condition to the execution, delivery or performance of this Agreement or the other Documents.

        D. This Agreement and the other Documents constitute the legal, valid and binding obligations of the Borrower and its Affiliates enforceable against them, jointly and severally, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

        E. The Borrower will satisfy all of the conditions set forth in SECTION
5.

5.      CONDITIONS.

        The willingness of the Agent and the Lenders to amend the Credit Agreement, is subject to the following conditions precedent and subsequent:

        A. The Borrower shall have executed and delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate persons) the following:



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        1.     On or before the date hereof:

               (a) This Agreement.

               (b) True and complete copies of any required managers', members', stockholders' and/or directors' consents and/or resolutions, authorizing the execution and delivery of this Agreement and the other Documents contemplated hereby, certified by the Manager or Secretary of the appropriate Company, if needed.

        2. Such other supporting documents and certificates as the Agent or its counsel may reasonably request, within the time period(s) reasonably designated by the Agent or its counsel.

        B. The Borrower shall have provided to the Agent and the Lenders opinions of the Borrower's counsel in form and substance satisfactory to the Agent with respect to this Agreement (delivered as of the date hereof).

        C. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to the Agent's counsel.

        D. Payment by the Borrower of all outstanding fees due to Edwards & Angell, LLP.

6.      MISCELLANEOUS.

        A. As provided in the Credit Agreement, the Borrower agrees to reimburse the Agent upon demand for all reasonable fees and disbursements of counsel to the Agent incurred in connection with the preparation of this Agreement and the other Documents.

        B. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        C. This Agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in hand delivery of an original executed counterpart hereof.


                    *THE NEXT PAGES ARE THE SIGNATURE PAGES*



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                                                                  EXECUTION COPY




      IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have caused this Agreement to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.


                                       ACME TELEVISION, LLC

                                       By: /s/ Thomas Allen
                                          --------------------------------------
                                          Name: Thomas D. Allen
                                          Title: Exec. V.P.


                                       CANADIAN IMPERIAL BANK OF
                                       COMMERCE, AS AGENT


                                       By: /s/ Mathew Jones
                                           -------------------------------------
                                           Mathew B.Jones
                                           Authorized Signatory


                                       CIBC INC.


                                       By: /s/ Mathew Jones
                                           -------------------------------------
                                           Mathew B.Jones
                                           Authorized Signatory

                                       NATIONSBANK, N.A.


                                       By:  /s/ Mary E. Garrity
                                            ------------------------------------
                                            Mary Garrity, Vice President



                                       UNION BANK OF CALIFORNIA, N.A.


                                       By: /s/ Christine P. Ball
                                           -------------------------------------
                                           Christine Ball, Vice President



                                       BANK OF MONTREAL, CHICAGO BRANCH


                                       By: /s/ W.T.Calder
                                           -------------------------------------
                                           Tom Calder, Director

                              JOINDER BY GUARANTORS

      The undersigned hereby jointly and severally join in the execution of the foregoing First Amendment No. 1 dated as of June __, 1998 (the "Agreement") to which this Joinder is attached to confirm their respective consents to all of the transactions contemplated by the Agreement and all agreements and instruments executed and delivered in connection therewith and hereby jointly and severally reaffirm and ratify their respective Guarantees and all agreements securing such Guarantees, all of which shall in all respects remain in full force and effect and shall continue to guarantee any and all indebtedness, obligations and liabilities of the Borrower to the Agent and the Lenders, whether now existing or hereafter arising, on the same terms and conditions as are set forth in their respective Guarantees.

                                   ACME Television Holdings of Oregon, LLC
                                   ACME Television of Oregon, LLC
                                   ACME Television Licenses of Oregon, LLC
                                   ACME Television Holdings of Tennessee, LLC
                                   ACME Television of Tennessee, LLC
                                   ACME Television Licenses of Tennessee, LLC
                                   ACME Television Holdings of Utah, LLC
                                   ACME Television of Utah, LLC
                                   ACME Television Licenses of Utah, LLC
                                   ACME Television Holdings of New Mexico, LLC
                                   ACME Television of New Mexico, LLC
                                   ACME Television Licenses of New Mexico, LLC
                                   ACME Subsidiary Holdings III, LLC
                                   ACME Television Holdings of Missouri, Inc.
                                   ACME Television of Missouri, Inc.
                                   ACME Television Licenses of Missouri, LLC
                                   ACME Television of Florida, LLC
                                   ACME Television Licenses of Florida, LLC


                                   By: /s/ Thomas Allen
                                      ------------------------------------
                                      Duly authorized signatory as to all


The following Exhibits have been intentionally omitted by the Registrant

List of Exhibits

Exhibit A    Financial Exhibits
Exhibit B    Officers Certificate
Exhibit C    Capitalization


A copy of any omitted Exhibit will be provided to the Securities and Exchange Commission upon request.